Exhibit 10.12

THE WILLIS GROUP HOLDINGS 2004 BONUS AND SHARE PLAN

AS AMENDED AND RESTATED ON DECEMBER 30, 2009 BY WILLIS GROUP HOLDINGS LIMITED AND AS AMENDED AND RESTATED AND ASSUMED BY WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY ON DECEMBER 31, 2009

A SUB-PLAN TO THE WILLIS GROUP HOLDINGS 2001
SHARE PURCHASE AND OPTION PLAN, AS AMENDED
AND RESTATED ON DECEMBER 30, 2009 BY WILLIS GROUP HOLDINGS
LIMITED AND AS AMENDED AND RESTATED AND ASSUMED BY WILLIS
GROUP HOLDINGS PUBLIC LIMITED COMPANY ON
DECEMBER 31, 2009

1.	DEFINITIONS AND INTERPRETATION
1.1	In this Plan, unless the context otherwise requires:-

“Act” means the Companies Act 1963 of Ireland.

“Allocation” means a conditional promise to deliver Shares for no payment upon the terms set out in the Plan;

“Award Date” means the date on which the Board makes an RSU Award;

“Board” means the Board of Directors of the Company or a committee appointed by them;

“Bonus” means a cash bonus or other cash incentive for which an Employee may be eligible in respect of a financial year of the Company under the Company’s Annual Incentive Plan or similar annual incentive plan;

“Cause” means (i) the Employee’s wilful and continued failure to perform his or her material duties with respect to the Company or its Subsidiaries after reasonable notice and an opportunity by the Employee to cure such conduct within ten (10) days after the Employee’s receipt of such notice, (i) wilful misconduct by the Employee in connection with the Employee’s employment which is injurious to the Company or its Subsidiaries, (iii) conviction for any criminal act (other than road traffic violations not involving imprisonment), (iv) any breach of the Employee’s restrictive covenants in the Employee’s employment agreement (if any) or any other agreement containing non-compete and/or confidentiality clauses entered into between the Employee and the Company and any of its Subsidiaries (other than an insubstantial, inadvertent and nonrecurring breach); or (v) any material violation of any written Company policy after reasonable notice and an opportunity to cure such violation within ten (10) days after the Employee’s receipt of such notice.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission there under as in effect on the date hereof) of the common shares of the Company representing more than 50% of the aggregate voting power represented by the issued and outstanding common shares of the Company; or (b) occupation of a majority of the seats (other than vacant seats) on the Board by Persons who were neither (i) nominated by the Company’s Board nor (ii) appointed by directors so nominated. For the avoidance of doubt, a transaction shall not constitute a Change in Control or other Event described in Section 8 below (i) if effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity of the Willis Group (including where the Company is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existence following such transaction) and (ii) where all or substantially all of the Person(s) who are the beneficial owners of the outstanding voting securities of the Company immediately prior to such transaction will beneficially own, directly or indirectly, all or substantially all of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the ultimate parent entity resulting from such transaction in substantially the same proportions as their ownership, immediately prior to such transaction, of such outstanding securities of the Company. The Board, in its sole discretion, may make an appropriate and equitable adjustment to the Shares underlying a RSU Award to take into account such transaction, including to substitute or provide for the issuance of shares of the resulting ultimate parent entity in lieu of Shares of the Company.

“Company” means Willis Group Holdings Public Limited Company (a company incorporated in Ireland with registered number 475616);

“Employee” means an employee or director of a Participating Company;

“Exchange Act” means the Securities Exchange Act of 1934 of the United States, as amended;

“Group” means a “group” as such term is used in Sections 13(d) and 14(d) of the Exchange Act;

“Participant” means a person who is granted an RSU Award or acquires Bonus Investment Shares pursuant to Rule 5 of this Plan;

“Participating Company” means the Company or any Subsidiary;

“Permanent Disability” means the Participant shall be deemed to have a “Permanent Disability” if the Participant meets the requirements of the definition of such term as defined in the Company’s or Subsidiary’s long-term disability plan applicable to the Participant or, if no such plan is applicable, in the event the Participant is unable by reason of physical or mental illness or other similar disability, to perform the material duties and responsibilities of his or her job for a period of 180 consecutive business days out of 270 business days or as the Board may in its discretion determine;

“Person” means “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act;

“Plan” means the Willis Group Holdings 2004 Bonus and Share Plan as amended as restated on December 30, 2009 by Willis Group Holdings Limited and as amended as restated and assumed by Willis Group Holdings Public Limited Company on December 31, 2009, a sub-plan to the 2001 Plan;

“2001 Plan” means the Willis Group Holdings 2001 Share Purchase and Option Plan, as amended as restated on December 30, 2009 by Willis Group Holdings Limited and as amended as restated and assumed by Willis Group Holdings Public Limited Company on December 31, 2009.

“Retirement” means the Participant’s termination of employment with a Participating Company where it is either provided within a Participant’s employment agreement or where with respect to certain classes of Participants, it is pursuant to an existing, written policy. If neither of these applies it is at age, 65 or over or such other age as applies in the applicable jurisdiction of employment, or as may be otherwise determined by the Board in its absolute discretion.

“Redundancy” means the Participant’s termination of employment with a Participating Company where (i) the business for the purposes of which the Participant was employed ceases or is to cease to be carried on in the place where the Participant was so employed; or (ii) the requirements of the Participating Company for the Participant to carry out work of a particular kind, or for Participants to carry out work of a particular kind in the place they were so employed have ceased or diminished or are expected to cease or diminish; or (iii) as otherwise agreed by the Board in their absolute discretion.

“RSU Award” means the Allocation determined by the Board pursuant to Rule 3.1 below (or such other type of award as is determined by the Board under Rule 3.3 below) and subject to the terms of the Plan;

“RSU Shares” mean any Shares which are subject to an RSU Award made under this Plan and which have not been transferred or allotted or forfeited in accordance with the Rules of the Plan;

“Shares” means the ordinary shares of the Company, nominal value US$0.000115;

“Subsidiary” shall mean with respect to the Company, any subsidiary of the Company within the meaning of Section 155 of the Act. For purposes of granting share options or any other “stock rights,” within the meaning of Section 409A of the Code, an entity may not be considered a Subsidiary if granting any such stock right would result in the stock right becoming subject to Section 409A of the Code;

“Vesting Date” means the date on which the RSU Award is vested and such date shall be determined by the Board at the time of the RSU Award;

“Willis Group” means the Company and each of its subsidiaries.
1.2	Any reference in the Plan to any enactment includes a reference to that enactment as from time to time modified extended or re-enacted.

2.	PURPOSE OF THE PLAN
2.1	The Plan is designed to provide the Company with the ability to grant RSU Awards to Employees in lieu of Bonuses and to allow Employees to acquire Shares using Bonuses in order to:-
2.1.1	promote the long term financial interests and growth of the Willis Group by attracting and retaining personnel with the training, experience and ability to enable them to make a substantial contribution to the success of Willis Group’s business;

2.1.2	motivate management personnel by means of growth-related incentives to achieve long range goals; and

2.1.3	further the identity of interests of Participants with those of the shareholders of the Company through opportunities for increased share, or share-based, ownership in the Company.
3.	AWARDS UNDER THE PLAN
3.1	The Board may grant an RSU Award to Employees or invite Employees to invest Bonuses in Shares in accordance with the terms of this Plan within the period during which awards may be granted under the Willis Group Holdings 2001 Share Purchase and Option Plan, as amended and restated on December 30, 2009 by Willis Group Holdings Limited and as amended and restated and assumed by Willis Group Holdings Public Limited Company on December 31, 2009, which expires on 3 May 2011.

3.2	Should RSU Shares be issued on the vesting of an RSU Award that are not otherwise fully paid up, the Board may require the Participant to pay the aggregate nominal value of such RSU Shares on the basis that such RSU Shares shall then be allotted as fully paid to the Participant on the vesting of the RSU Award.

3.3	The Board may determine that an RSU Award may take a different form from an Allocation, including:
3.3.1	an immediate award of Shares, subject to forfeiture if certain specified conditions are not met;

3.3.2	a bonus award payable on the Vesting Date for an amount equal to the market value of the Shares subject to an RSU Award at the time the RSU Award is made (as determined by the Board); and

3.3.3	such other type of award under this Plan as the Board may determine is appropriate for the purpose of taking account of a change in legislation, exchange control or regulatory treatment or to obtain or maintain tax or social security benefits for Participants or the Willis Group;

and the terms of any award granted under this Rule 3.3 shall be set out in a schedule to the Plan.
3.4	The Board may:
3.4.1	decide before the Award Date that a Participant (or his or her nominee) shall be entitled to receive a benefit determined by reference to the value of all or any of the dividends (excluding the dividend tax credit unless the Board decides otherwise) that would be paid on the RSU Shares in respect of dividend record dates occurring during the period between the Award Date and the Vesting Date and may further decide that such benefit shall be provided in cash and/or Shares (the “Dividend Equivalent”). The Board shall decide whether the Dividend Equivalent shall be provided to the Participant during the period between the Award Date and the Vesting Date as soon as practicable following the declaration of any dividend or in full as soon as practicable after the Vesting Date. The Board may decide to exclude the value of all or part of any special dividend from the amount of the Dividend Equivalent; or

3.4.2	grant an RSU Award on terms whereby the number of Shares comprised in an RSU shall increase by deeming dividends (excluding special dividends, unless the Board decides otherwise) paid on the Shares from the Award Date to the Vesting Date to have been reinvested in additional Shares on such terms as the Board shall decide.
4.	RSU AWARD
4.1	The Board may, in its absolute discretion, determine that an RSU Award will be granted to any Employee who will be awarded a Bonus in excess of £5,000 (or currency equivalent) or such other amount as the Board may in its absolute discretion decide from time to time (the “Threshold Amount”), upon the terms set out in this Plan and upon such other terms as the Board may specify at the time of award.

4.2	Where the Board determines that an RSU Award will be granted to a particular Employee:
4.2.1	the Board shall, in its absolute discretion, specify a percentage of the Employee’s Bonus in excess of the Threshold Amount to be paid in the form of an RSU Award rather than in cash; and

4.2.2	the Employee will be notified in writing of the percentage of his or her Bonus in respect of which he will receive an RSU Award prior to the Award Date.
4.3	Unless otherwise determined by the Board at the time of the Award, the number of Shares subject to an RSU Award shall equal the number of Shares which could have been acquired with the amount of the Bonus (before tax and other required withholdings which may be applicable) in respect of which the RSU Award is made at the price per Share equal to the closing price of the Shares on the New York Stock Exchange on the Award Date.
4.4	Where the Board determines, the grant of an RSU Award to a Participant resident in the UK will be conditional upon the execution of a joint election with his or her employing company to accept the liability for employer’s National Insurance Contributions arising on the Vesting Date or release of the RSU Award. In the case of Participants resident in any other country (excluding the USA), such Participant agrees that if his or her employing company incurs any social security or payroll costs or taxes on the Vesting Date or release of the RSU Award the Participant shall, if requested, reimburse the employing company in respect thereof.
5.	BONUS INVESTMENT SHARES
5.1	The Board may in its absolute discretion invite an Employee who receives a Bonus to acquire Shares (“Bonus Investment Shares”) in the Company with a percentage or a part of the proceeds of his or her Bonus (after tax and other required withholdings have been deducted) being such part and percentage as the Board may determine, on the terms set out in this Plan and such other terms as the Board may specify prior to the time of acquisition.

5.2	Unless otherwise determined by the Board, the price of the Bonus Investment Shares which the Employee may acquire under Rule 5.1 above shall be the price per Share equal to the closing price of the Shares on the New York Stock Exchange on the Award Date, except that where the nominal value of such Share exceeds the closing price, the Board may required that the Employee pay such nominal value.

5.3	A Participant who acquires Bonus Investment Shares in accordance with Rule 5.1 will be the legal and beneficial owner of those Shares and will not forfeit those Shares in any circumstances.

5.4	A Participant will not be permitted to sell his or her Bonus Investment Shares until the third anniversary of the date of their acquisition or such other date as the Board may determine prior to their acquisition (the “Acquisition Date”) except for:-
5.4.1	transfers to the Participant’s estate upon his or her death;

5.4.2	transfers to the Participant’s immediate family members, a trust or other entity the primary beneficiary or holder of which is for or by Participant’s immediate family members; and

5.4.3	other transfers permitted by the Company (e.g. financial hardship).
5.5	The transfer restrictions in Rule 5.4 above expire upon the Participant’s termination of employment with the Willis Group for any reason.

6.	MATCHING RSU AWARD
6.1	The Board shall grant an RSU Award (“Matching RSU Award”) to each Participant in respect of an RSU Award granted under Rule 4.1 above and an acquisition of Bonus Investment Shares under Rule 5.1 above, on the terms set out in the Plan and such other terms as the Board may specify at the time of the award.

6.2	The number of Shares subject to a Matching RSU Award shall be equal to 25% of the number of Shares subject to the RSU Award granted or the number of Bonus Investment Shares acquired and in respect of which the Matching RSU Award is awarded, or such other percentage as the Board may in its absolute discretion determine prior to the Award Date of the Matching RSU Award.
7.	DELIVERY OF SHARES
7.1	The delivery of RSU Shares subject to an Allocation shall be effected in such form and manner as the Board from time to time prescribe and may be subject to such vesting conditions as the Board may in its absolute discretion determine at the time of award.

7.2	Subject to Rules 7.3, 7.4, 7.5, 7.7 and Rule 8, RSU Shares subject to an Allocation may not be delivered prior to the Vesting Date.

7.3	If any Participant dies before the Vesting Date and at a time when he is an Employee (or entitled to receive RSU Shares subject to Allocations by virtue of Rule 7.4 below) RSU Shares subject to any Allocation shall be delivered to his or her personal representatives as soon as practicable following his or her death.

7.4	If any Participant ceases to be an Employee by reason of Permanent Disability, Retirement or Redundancy before the Vesting Date RSU Shares subject to any Allocation shall be delivered to him as soon as is practicable following such cessation.

7.5	If a Participant ceases to be an Employee otherwise than as mentioned in Rules 7.3 to 7.4 above, no RSU Shares shall be delivered to him or her, unless the Board shall so permit in which event the Board may in its absolute discretion determine the number of RSU Shares which may be so acquired or delivered.

7.6	A Participant shall not be treated for the purposes of Rules 7.4 and 7.5 as ceasing to be an Employee until such time as he or she is no longer a director or employee of any of the Participating Companies.

7.7	The Company shall allot or procure the transfer to a Participant (or a nominee for him or her) of the RSU Shares to which he is entitled, provided that:-
7.7.1	the Board considers that the allotment or transfer thereof would be lawful in all relevant jurisdictions; or

7.7.2	in any case where a Participating Company is obliged (or would suffer disadvantage if it were not to) to account for any tax (in any jurisdiction) for which the person in question is liable by virtue of the receipt of shares and/or for any social security contributions recoverable from the person in question (together, the “Tax Liability”), that person has either:
(a)	made a payment to the Participating Company of an amount of equal to the Tax Liability; or

(b)	entered into arrangements acceptable to that or another Participating Company to secure that such a payment is made (whether by authorising the sale of some or all of the Shares on his or her behalf and the payment to the Participating Company of the relevant amount out of the proceeds of sale or otherwise).
8.	MERGER, CONSOLIDATION, EXCHANGE, ACQUISITION, LIQUIDATION OR DISSOLUTION

In its absolute discretion, and on such terms and conditions as it deems appropriate, the Board may determine that any RSU Award (which throughout this Rule 8 includes a Matching RSU Award) shall lapse on a Change in Control, a merger, amalgamation pursuant to Irish law, or other consolidation of the Company or the Willis Group with or into another company, the exchange or all or substantially all of the assets of the Company or the Willis Group for the securities of another company, the acquisition by another Person or Group of 80% or more of the Company or the Willis Group then outstanding voting shares or the recapitalisation, reclassification, liquidation or dissolution of the Company or the Willis Group (“Event”), and if the Board so provides, it shall on such terms and conditions as it deems appropriate in its absolute discretion, determine that the Vesting Date for all RSU Awards made under the Plan shall be such date prior to the occurrence of such Event as it may decide and that upon the occurrence of such Event such RSU Award shall terminate and be of no further force or effect; provided, however, that the Board may also provide, in its absolute discretion, that even if the RSU Awards shall continue in existence following the occurrence of such Event, any such RSU Awards shall constitute an Allocation or Forfeitable Shares over the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such Event by the holder of a number of Shares in the Company which was subject to the RSU Awards prior to the occurrence of such Event.
9.	VARIATION OF CAPITAL
9.1	In the event of any variation of the share capital of the Company, the Board may adjust the number of RSU Shares as it considers appropriate. An adjustment under this Rule may have the effect of reducing the price at which RSU Shares may be acquired to less than their nominal value (the “Shortfall”), but only if and to the extent that the Board shall be authorized to capitalize from the reserves of the Company a sum equal to the Shortfall and to apply that sum in paying up that amount on the RSU Shares; and so that on the vesting of any RSU Award in respect of which such a reduction shall have been made the Board shall capitalize such sum (if any) and apply it in paying up such amount as aforesaid.

9.2	As soon as reasonably practicable after making any adjustment under Rule 9.1, the Company shall give notice in writing thereof to any Participant affected thereby.
10.	ALTERATIONS
10.1	Subject to Rule 10.2 below, the Board may at any time alter any of the provisions of this Plan, or the terms of any RSU Award (including a Matching RSU) awarded under it, in any respect, provided that no alteration shall be made which conflicts with the terms of the 2001 Plan, of which this Plan forms a sub-plan.

10.2	No alteration to the disadvantage of any Participant shall be made under Rule 10.1 unless:
10.2.1	the Company shall have invited every such Participant to give an indication as to whether or not he approves the alteration; and

10.2.2	the alteration is approved by a majority of those Participants who have given such an indication.
10.3	As soon as reasonably practicable after making any alteration under Rule 10.1, the Company shall give notice in writing thereof to any Participant affected thereby.

10.4	The Board may amend, suspend or terminate the Plan at any time.
11.	MISCELLANEOUS
11.1	The rights and obligations of any individual under the terms of his or her office or employment with any Participating Company shall not be affected by his or her participation in this Plan or any right which he or she may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his or her office or employment for any reason whatsoever insofar as those rights arise or may arise from his or her ceasing to have rights under any RSU Awards (including Matching RSU Awards) under this Plan as a result of such termination.

11.2	In the event of any dispute or disagreement as to the interpretation of this Plan, or as to any question or right arising from or related to this Plan, the decision of the Board shall be final and binding upon all persons.

11.3	Any notice or other communication under or in connection with this Plan may be given either:

11.3.1	by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his or her last known address, or, where he or she is a director or employee of a Participating Company, either to his or her last known address or to the address of the place of business at which he or she performs the whole or substantially the whole of the duties of his or her office or employment; or

11.3.2	in an electronic communication to an address for the time being notified for that purpose to the person giving the notice.
12.	GOVERNING LAW

This Plan shall be governed by the laws of Ireland, without regard to conflicts of laws.

SCHEDULE
In this Schedule words and expressions defined in the Plan shall have the same meaning when used in this Schedule and the Rules of the Plan shall apply to the provisions of this Schedule, mutatis mutandis, except where varied herein.
1.	To the extent that RSU Awards made to Participants take the form of an immediate award of RSU Shares subject to forfeiture if the conditions specified in the Rules are not met (“Forfeitable Shares”), the provisions of this Schedule shall apply.

2.	It is a condition of the award of Forfeitable Shares that the Participant may not transfer the Forfeitable Shares between the Award Date and the Vesting Date.

3.	Subject to Paragraphs 4, 5 and 6 below, Forfeitable Shares shall remain forfeitable until the Vesting Date.

4.	If any Participant who has been awarded Forfeitable Shares dies before the Vesting Date and at a time when he is an Employee, his or her Forfeitable Shares shall immediately cease to be forfeitable.

5.	If any Participant who has been awarded Forfeitable Shares ceases to be an Employee by reason of Permanent Disability or is terminated by the Company without Cause or is terminated as a result of Retirement before the Vesting Date, his or her Forfeitable Shares shall immediately cease to be forfeitable.

6.	If a Participant who has been awarded Forfeitable Shares ceases to be an Employee otherwise than as mentioned in Paragraphs 4 and 5 above, he shall forfeit his or her Forfeitable Shares immediately, unless the Board, in its absolute discretion, permits otherwise, in which event the Board may determine the number of Forfeitable Shares which shall cease to be forfeitable as at the Vesting Date and the number of Forfeitable Shares (if any) which the Participant shall forfeit immediately.

7.	The Participant agrees that the Forfeitable Shares shall be registered in the name of a nominee between the Award Date and the Vesting Date (or, if the Company directs that the Forfeitable Shares are registered in the name of the Participant, the Forfeitable Shares shall be deposited between the Award Date and the Vesting Date with such person as the Company may direct).